UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 17, 2017, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where stockholders voted on four proposals. The proposals are described in detail in TD Ameritrade’s Proxy Statement. Of the 527,542,678 common shares outstanding and entitled to vote at the Annual Meeting, 514,775,165 common shares (or 97.58%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.
The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four Class III directors to the board of directors to serve for three-year terms until the 2020 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
Lorenzo A. Bettino	493,831,216	835,782	20,108,167
V. Ann Hailey	435,306,574	59,360,424	20,108,167
Joseph H. Moglia	491,945,340	2,721,658	20,108,167
Wilbur J. Prezzano	491,678,363	2,988,635	20,108,167

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers as disclosed in the Proxy Statement. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
472,385,763	5,553,104	16,728,131	20,108,167

Proposal 3. The stockholders recommended the frequency of holding an advisory vote on executive compensation. The votes on this proposal were:

One Year	Two Years	Three Years	Abstain
479,455,168	2,237,435	12,801,121	173,274

Based on the results of the vote, and consistent with the recommendation of the board of directors, the board of directors has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 4. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The votes on this proposal were:

For	Against	Abstain
513,331,065	1,255,540	188,560

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2017	TD AMERITRADE HOLDING CORPORATION

By: /s/ STEPHEN J. BOYLE
Stephen J. Boyle
Executive Vice President, Chief Financial Officer

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